Exhibit 4

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (“Second Supplemental Indenture”) is made as of September 4, 2020 between the Republic of Argentina (the “Republic”) and The Bank of New York Mellon, as trustee (the “Trustee”). Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Second Supplemental Indenture that are defined in the Indenture (as defined below) shall have the meanings ascribed to them in the Indenture.

WHEREAS, the Republic and the Trustee have previously entered into an indenture dated as of April 22, 2016 between the Republic and the Trustee, as amended from time to time (the “Indenture”), providing for the issuance from time to time of Debt Securities in one or more Series;

WHEREAS, the Republic has requested that the Trustee join in the execution of this Second Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been satisfied.

WHEREAS, pursuant to the Indenture, the Republic issued:

•	U.S. dollar-denominated 6.875 per cent. International Bonds due 2021 (the “USD 2021 Bonds”),

•	U.S. dollar-denominated 5.625 per cent. International Bonds due 2022 (the “USD 2022 Bonds”),

•	U.S. dollar-denominated 4.625 per cent. International Bonds due 2023 (the “USD 2023 Bonds”),

•	Euro-denominated 3.875 per cent. International Bonds due 2022 (the “Euro 2022 Bonds”),

•	Euro-denominated 3.375 per cent. International Bonds due 2023 (the “Euro 2023 Bonds”),

•	Swiss Franc-denominated 3.375 per cent. International Bonds due 2020 (the “CHF 2020 Bonds”),

•	U.S. dollar-denominated 7.500 per cent. International Bonds due 2026 (the “USD 2026 Bonds”),

•	U.S. dollar-denominated 6.875 per cent. International Bonds due 2027 (the “USD 2027 Bonds”),

•	U.S. dollar-denominated 5.875 per cent. International Bonds due 2028 (the “USD 5.875% 2028 Bonds”),

•	U.S. dollar-denominated 6.625 per cent. International Bonds due 2028 (the “USD 6.625% 2028 Bonds”),

•	U.S. dollar-denominated 7.125 per cent. International Bonds due 2036 (the “USD 2036 Bonds”),

•	Euro-denominated 5.000 per cent. International Bonds due 2027 (the “Euro 2027 Bonds”),

•	Euro-denominated 5.250 per cent. International Bonds due 2028 (the “Euro 2028 Bonds”),

•	U.S. dollar-denominated 7.625 per cent. International Bonds due 2046 (the “USD 2046 Bonds”),

•	U.S. dollar-denominated 6.875 per cent. International Bonds due 2048 (the “USD 2048 Bonds”),

•	U.S. dollar-denominated 7.125 per cent. International Bonds due 2117 (the “USD 2117 Bonds”), and

•	Euro-denominated 6.250 per cent. International Bonds due 2047 (the “Euro 2047 Bonds”).

The securities listed above are collectively referred to as the “Bonds.”

WHEREAS, pursuant to a prospectus supplement dated April 21, 2020, as most recently amended and restated on August 17, 2020 (the “Prospectus Supplement”), the Republic (i) invited Holders of Eligible Bonds (as defined in the Prospectus Supplement) to submit tender orders to exchange their Eligible Bonds for new bonds (the “Exchange Offer”), and (ii) solicited written consents from such Holders to authorize the Trustee to modify the 2016 Indenture Eligible Bonds by substituting them for new bonds (the “Proposed Modifications”) on the terms and subject to the conditions described in the Prospectus Supplement (the “Invitation”), including written consents to allow the Republic to (A) re-designate the Series of bonds that will be subject to the Proposed Modifications on an aggregated basis by excluding one or more series of the initially designated series to be considered for the purpose of whether the requisite consents have been obtained, and (B) consider that Holders of any excluded Series have consented to a single series reserved matter modification pursuant to Section 11.4 of the Indenture where Holders of more than 75% of the aggregate principal amount of Bonds of any series have granted their written consent to the applicable Proposed Modifications;

WHEREAS, D.F. King, as information, tabulation and exchange agent for the Invitation (the “Information, Tabulation and Exchange Agent”) has provided sufficient evidence in a manner satisfactory to the Republic, for the purposes of Sections 6.1 and 7.2 of the Indenture, that the Holders of (a) U.S.$3,732,792,329 of U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2005 (the “USD 2033 Discount Bonds I”) (representing 96.76% of the aggregate principal amount Outstanding for such Series), (b) U.S.$1,178,601,169 of U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2010 (the “USD 2033 Discount Bonds II and III”) (representing 95.45% of the aggregate principal amount Outstanding for such Series), (c) €2,794,245,001 of Euro-denominated Discounts due 2033 (English law) issued in 2005 (the “Euro 2033 Discount Bonds I”) (representing 89.92% of the aggregate principal amount Outstanding for such Series), (d) €2,431,005,404 of Euro-denominated Discounts due 2033 (English law) issued in 2010 (the “Euro 2033 Discount Bonds II and III”) (representing 91.34% of the aggregate principal amount Outstanding for such Series), (e) U.S.$4,648,872,080 of U.S. dollar-denominated Pars due 2038 (New York law) issued in 2005 (the “USD Par 2038 Bonds I”) (representing 94.13% of the aggregate principal amount Outstanding for such Series), (f) €3,897,569,758 of Euro-denominated Pars due 2038 (English law) issued in 2005 (the “Euro Par 2038 Bonds I” and, collectively with the Bonds, the USD 2033 Discount Bonds I, the USD 2033 Discount Bonds II and III, the Euro 2033 Discount Bonds I, the Euro 2033 Discount Bonds II and III and the USD Par 2038 Bonds I, the “Designated Bonds”) (representing 77.41% of the aggregate principal amount Outstanding for such Series), (g) U.S.$4,407,101,000 of the USD 2021 Bonds (representing 98.29% of the aggregate principal amount Outstanding for such Series), (h) U.S.$ 2,810,177,000 of the USD 2022 Bonds (representing 86.47% of the aggregate principal amount Outstanding for such Series), (i) U.S.$1,725,488,000 of the USD 2023 Bonds (representing 98.60% of the aggregate principal amount Outstanding for such Series), (j) €1,212,229,000 of the Euro 2022 Bonds (representing 96.98% of the aggregate principal amount Outstanding for such Series), (k) €995,730,000 of the Euro 2023 Bonds (representing 99.57% of the aggregate principal amount Outstanding for such Series), (l) CHF350,445,000 of the CHF 2020 Bonds (representing 87.61% of the aggregate principal amount Outstanding for such Series), (m) U.S.$6,355,150,000 of the USD 2026 Bonds (representing 98.46% of the aggregate principal amount Outstanding for such Series), (n) U.S.$3,670,156,000 of the USD 2027 Bonds (representing 97.87% of the aggregate principal amount Outstanding for such Series), (o) U.S.$4,177,029,000 of the USD 5.875% 2028 Bonds (representing 98.28% of the aggregate principal amount Outstanding for such Series), (p) U.S.$946,944,000 of the USD 6.625% 2028 Bonds (representing 98.13% of the aggregate principal amount Outstanding for such Series), (q) U.S.$1,705,922,000 of the USD 2036 Bonds (representing 98.78% of the aggregate principal amount Outstanding for such Series), (r) €1,192,222,000 of the Euro 2027 Bonds (representing 95.38% of the aggregate principal amount Outstanding for such Series), (s) €986,729,000 of the Euro 2028 Bonds (representing 98.67% of the aggregate principal amount Outstanding for such Series), (t) U.S.$2,541,690,000 of the USD 2046 Bonds (representing 97.10% of the aggregate principal amount Outstanding for such Series), (u) U.S.$2,934,546,000 of the USD 2048 Bonds (representing 97.82% of the aggregate principal amount Outstanding for such Series), (v) U.S.$2,583,772,000 of the USD 2117 Bonds (representing 96.08% of the aggregate principal amount Outstanding for such Series), (w) €685,835,000 of the Euro 2047 Bonds (representing 91.44% of the aggregate principal amount Outstanding for such Series), as of August 28, 2020, have consented in writing to the Proposed Modifications;

WHEREAS, in accordance with Section 11.11 of the Indenture, the Republic furnished to the Trustee an Official’s Certificate dated September 4, 2020 specifying that, as of that date, (i) U.S.$16,000,000 in aggregate principal amount of the USD 2021 Bonds, (ii) U.S.$0 of the USD 2022 Bonds, (iii) U.S.$0 of the USD 2023 Bonds, (iv) €0 of the Euro 2022 Bonds, (v) €0 of the Euro 2023 Bonds, (vi) CHF0 of the CHF 2020 Bonds, (vii) U.S.$45,150,000 of the USD 2026 Bonds, (viii) U.S.$0 of the USD 2027 Bonds, (ix) U.S.$0 of the USD 5.875% 2028 Bonds, (x) U.S.$35,000,000 of the USD 6.625% 2028 Bonds, (xi) U.S.$23,000,000 of the USD 2036 Bonds, (xii) €0 of the Euro 2027 Bonds, (xiii) €0 of the Euro 2028 Bonds, (xiv) U.S.$132,315,000 of the USD 2046 Bonds, (xv) U.S.$0 of the USD 2048 Bonds, (xvi) U.S.$ 60,824,000 of the USD 2117 Bonds, (xvii) €0 of the Euro 2047 Bonds, (xviii) U.S.$403,847,696 of the USD 2033 Discount Bonds I, (xix) U.S.$68,982,757 of the USD 2033 Discount Bonds II and III, (xx) €7,241,919 of the Euro 2033 Discount Bonds I, (xxi) €0 of the Euro 2033 Discount Bonds II and III, (xxii) U.S.$358,029,253 of the USD Par 2038 Bonds I, and (xxiii) €0 of the Euro Par 2038 Bonds I were owned or controlled, directly or indirectly, by the Republic or a Public Sector Instrumentality;

WHEREAS, (i) Holders of more than 66 2⁄3% of the aggregate principal amount of the Designated Bonds (taken in the aggregate) Outstanding and (ii) Holders of more than 50% of the aggregate principal amount of each series of Bonds (taken individually) Outstanding have delivered their written consents pursuant to the Invitation;

WHEREAS, Holders of Bonds that will be modified pursuant to the Invitation but did not deliver written consents pursuant to the Invitation will be entitled to receive the New Bonds (as defined in the Prospectus Supplement) pursuant to the Invitation in the amounts set forth therein;

WHEREAS, the execution of this Second Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 7.2 and Section 11 of the Indenture;

WHEREAS, on the date hereof, the Republic has provided the Trustee with authorizations establishing the New Bonds required to be delivered to Holders of 2016 Indenture Eligible Bonds entitled to receive such New Bonds pursuant to the Invitation and authentication and delivery orders instructing the Trustee to authenticate such New Bonds and to deliver such New Bonds to The Bank of New York Mellon, as custodian for DTC, and The Bank of New York Mellon, London Branch, as common depositary for Euroclear Bank SA/NV and Clearstream Banking, Société Anonyme, as the case may be, following the execution of this Second Supplemental Indenture and the third supplemental indenture to the 2005 Indenture (as defined in the Prospectus Supplement) dated on the date hereof;

WHEREAS, the Republic has fulfilled the conditions precedent under the Indenture for the execution of this Second Supplemental Indenture; and

WHEREAS, the Republic has requested that the Trustee join in the execution of this Second Supplemental Indenture, in accordance with Section 7.2 of the Indenture, in order to give effect to the Proposed Modifications.

NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants hereinafter set forth, the parties hereby agree as follows:

SECTION 1. The Republic hereby designates all of the Bonds as Series that will be subject to the Proposed Modifications pursuant to Section 11.6 of the Indenture.

SECTION 2. This Second Supplemental Indenture modifies the Bonds that remain outstanding after giving effect to the Exchange Offers (as defined in the Prospectus Supplement) by substituting:

(a) each U.S.$100 principal of USD 2021 Bonds for U.S.$97 principal of the U.S. dollar amortizing step-up bonds due 2046 (the “New UD 2046 Bonds”) plus U.S.$3.43750 of the U.S. dollar amortizing 1.000% bonds due 2029 (the “New USD 2029 Bonds”), in each case, issued by the Republic pursuant to the Indenture,

(b) each U.S.$100 principal of USD 2022 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$1.34375 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(c) each U.S.$100 principal of USD 2023 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$1.29757 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(d) each U.S.$100 principal of USD 2026 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$3.75000 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(e) each U.S.$100 principal of USD 2027 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$1.64236 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(f) each U.S.$100 principal of USD 5.875% 2028 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$1.64826 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(g) each U.S.$100 principal of USD 6.625% 2028 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$1.95069 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(h) each U.S.$100 principal of USD 2036 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$2.09792 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(i) each U.S.$100 principal of USD 2046 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$3.81250 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(j) each U.S.$100 principal of USD 2048 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$1.92882 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(k) each U.S.$100 principal of USD 2117 Bonds for U.S.$97 principal of the New USD 2046 Bonds plus U.S.$2.25625 of the New USD 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(l) each €100 principal of Euro 2022 Bonds for €97 principal of the euro-denominated amortizing step-up bonds due 2046 (the “New Euro 2046 Bonds”) plus €1.03757 of the Euro amortizing 0.500% bonds due 2029 (the “New Euro 2029 Bonds”), in each case, issued by the Republic pursuant to the 2016 Indenture,

(m) each €100 principal of Euro 2023 Bonds for €97 principal of the New Euro 2046 Bonds plus €0.90369 of the New Euro 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(n) each €100 principal of Euro 2027 Bonds for €97 principal of the New Euro 2046 Bonds plus €1.33880 of the New Euro 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(o) each €100 principal of Euro 2028 Bonds for €97 principal of the New Euro 2046 Bonds plus €1.40574 of the New Euro 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

(p) each €100 principal of Euro 2047 Bonds for €97 principal of the New Euro 2046 Bonds plus €2.81762 of the New Euro 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture, and

(q) each CHF100 principal of CHF 2020 Bonds for €89.90542 principal of the New Euro 2046 Bonds plus €1.65097 of the New Euro 2029 Bonds, in each case, issued by the Republic pursuant to the Indenture,

in each case, on the terms and subject to the conditions described in the Prospectus Supplement and in accordance with Section 1.1, paragraph (x) of the definition of “Reserve Matter Modification” in the Indenture, authorizing the Trustee, on behalf of all Holders of the Bonds, to exchange or substitute all the Bonds for, or convert all the Bonds into, other obligations or securities of the Republic or any other Person.

SECTION 3. This Second Supplemental Indenture shall become effective upon execution by the Republic and the Trustee; provided that, the transactions contemplated in SECTION 1 hereof shall be deemed to occur and be completed immediately prior to the modification and substitution provided for in SECTION 2 hereof.

SECTION 4. This Second Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented and amended hereby, the Indenture and the Debt Securities issued thereunder are in all respects ratified and confirmed.

SECTION 5. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party thereto. If any provision of this Second Supplemental Indenture conflicts with any provision of the Indenture, the provisions of this Second Supplemental Indenture shall control.

SECTION 6. This Second Supplemental Indenture is conclusive and binding upon all Holders of the Bonds, whether or not they have given consent, and on all future Holders of the Bonds, whether or not notation of the modifications and amendments herein is made upon the Bonds.

SECTION 7. This Second Supplemental Indenture may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Supplemental Indenture by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York; provided, however, that all matters governing the Republic’s authorization and execution of this First Supplemental Indenture shall in all cases be governed by and construed in accordance with the laws of the Republic.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date Second written above.

THE REPUBLIC OF ARGENTINA

By:	/s/ Martín Maximiliano Guzmán
	Name:	Martín Maximiliano Guzmán
	Title:	Minister of Economy of the Republic of Argentina

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:	/s/ Rita Duggan
	Name:	Rita Duggan
	Title:	Vice President